Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of May 5, 2008, by and among NOBLE INTERNATIONAL, LTD., a Delaware corporation (the “Company”), ARCELORMITTAL S.A. (formerly known as Arcelor S.A.), a corporation organized under the laws of Luxembourg (“Arcelor”) and ROBERT J. SKANDALARIS, an individual residing in Bloomfield Hills, Michigan (“Skandalaris”).

RECITALS

The Company, Arcelor and Skandalaris are parties (i) to that certain Standstill and Stockholder Agreement dated as of August 31, 2007, as amended by the Agreement and Waiver, dated as of March 20, 2008 (as so amended, the “Standstill and Stockholder Agreement”) and (ii) to that certain Registration Rights Agreement dated as of August 31, 2007, as amended by the First Amendment to Registration Rights Agreement, dated as of March 20, 2008 (as so amended, the “Registration Rights Agreement”).

Arcelor and Skandalaris are parties to a letter agreement, dated March 12, 2008, pursuant to which Skandalaris and Arcelor agreed that, upon the closing of the stock purchase provided for therein, Skandalaris’ rights under the Standstill and Stockholder Agreement and the Registration Rights Agreement shall terminate (the “Termination of Rights”). The closing of such stock purchase occurred on April 7, 2008.

The Company, Arcelor and Skandalaris desire that the Termination of Rights provided for in the March 12, 2008 letter agreement shall be deemed further amendments to the Standstill and Stockholder Agreement and the Registration Rights Agreement.

Accordingly, the parties hereby agree as follows:

1. Amendments. The Standstill and Stockholder Agreement and the Registration Rights Agreement are hereby amended to terminate all of the rights of Skandalaris therein and thereunder.

2. Miscellaneous.

2.1 Remainder of Agreements Unmodified. Except as modified by this Agreement, the Standstill and Stockholder Agreement and the Registration Rights Agreement shall both remain unmodified and in full force and effect.

2.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Facsimile signatures shall, for all purposes of this Agreement, be deemed to be originals and shall be enforceable as such.

Execution

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the day and year first above written.

NOBLE INTERNATIONAL, LTD.

By:	/s/ Thomas L. Saeli
Name:	Thomas L. Saeli
Title:	Chief Executive Officer

ARCELORMITTAL S.A.

By:	/s/ Jean-François Crancée
Name:	Jean-François Crancée
Title

By:	/s/ Jean-Luc Maurange
Name:	Jean-Luc Maurange
Title:	VP ArcelorMittal

/s/ Robert J. Skandalari
ROBERT J. SKANDALARIS

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